Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the American Woodmark Corporation 2023 Stock Incentive Plan of our reports dated June 27, 2023, with respect to the consolidated financial statements of American Woodmark Corporation, and the effectiveness of internal control over financial reporting of American Woodmark Corporation, included in its Annual Report (Form 10-K) for the year ended April 30, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia
August 29, 2023